Exhibit 10.26

FCB Financial Holdings, Inc.

Executive Incentive Plan

1. Purposes. The purposes of the FCB Financial Holdings, Inc. Executive Incentive Plan are (a) to advance the interests of the Company and its stockholders by providing a means to further motivate the employees of the Company and its Affiliates, upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent; (b) to link the rewards of the employees of the Company and its Affiliates to the achievement of specific performance objectives and goals when so desired; (c) to assist the Company and its Affiliates in maintaining a competitive total compensation program that serves to attract and retain the most highly qualified individuals; and (d) to permit the grant and settlement of awards that are deductible to the Company and its subsidiaries pursuant to Code Section 162(m) when so desired.

2. Definitions. When used in the Plan, unless the context otherwise requires:

(a) “Affiliate” shall mean any Entity controlling, controlled by, or under common control with the Company or any other Affiliate.

(b) “Annual Incentive Award” shall mean an annual incentive award to be earned in respect of a Participant’s performance over one Plan Year, granted pursuant to Section 5.

(c) “Award” shall mean an Annual Incentive Award or Long-Term Incentive Award granted under the Plan.

(d) “Bank” shall mean Florida Community Bank, National Association.

(e) “Board of Directors” shall mean the Board of Directors of the Company, as constituted at any time.

(f) “Cause” shall mean, unless otherwise defined in the applicable Award certificate or agreement, (i) to the extent that there is an employment, severance or other agreement governing the relationship between the Participant and the Company or an Affiliate, which agreement contains a definition of “Cause,” Cause shall consist of those acts or omissions that would constitute “Cause” under such agreement; and (ii) to the extent that there is no such agreement as provided for in clause (i) above, any one or more of the following: (1) the Participant’s willful and intentional failure or refusal, continuing after written notice that identifies the breach(es) complained of, to perform substantially his or her material duties, responsibilities and obligations (other than a failure resulting from the Participant’s incapacity due to physical or mental illness or other reasons beyond the Participant’s control); (2) any willful and intentional act or failure to act involving fraud, misrepresentation, theft, embezzlement, dishonesty or moral turpitude; (3) any unauthorized use or disclosure by the Participant of confidential information or trade secrets of the Company or an Affiliate; (4) any intentional wrongdoing by the Participant whether by omission or commission, which materially adversely affects the business or affairs of the Company or an Affiliate; or (5) conviction of (or a plea of nolo contendere to) an offense which is a felony in the jurisdiction involved or which is a misdemeanor in the jurisdiction involved but which involves fraud, misrepresentation, theft, embezzlement, dishonesty or moral turpitude.

(g) “Change in Control” shall mean any of the following:

(i) any “person” (together with any other persons acting as a group) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, and amended (the “Act”)), directly or indirectly, of securities of the Company or the Bank representing more than 50% of the total voting power represented by then outstanding voting securities of the Company or the Bank (calculated in accordance with Rule 13d-3 of the Act); provided, that the term “persons” is defined in Sections 13(d) and 14(d) of the Act shall not include a trustee or other fiduciary holding securities under any employee benefit plan of the Company or the Bank; or

(ii) there shall be consummated a merger of the Company or the Bank, the sale or disposition by the Company or the Bank of all or substantially all of its assets, or any other business combination of the Company or the Bank with any other corporation, other than any such merger or business combination which would result in the voting securities of the Company or the Bank outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or the Bank or such surviving entity outstanding immediately after such merger or business combination; or

(iii) a majority of the directors who constituted the Board of Directors of the Company or the Bank at the beginning of any 12-month period are replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of the appointment or election.

(h) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(i) “Committee” shall mean the Compensation Committee of the Board of Directors, as described in Section 3.

(j) “Company” shall mean FCB Financial Holdings, Inc., a Delaware corporation.

(k) “Covered Employee” shall mean any employee of the Company or its subsidiaries who, in the discretion of the Committee, is likely to be a “covered employee” under Code Section 162(m) for the year in which an Award is payable and any employee of the Company or a subsidiary designated by the Committee as such, in its discretion, for purposes of an Award.

(l) “Entity” shall mean any business, corporation, partnership, limited liability company or other entity.

(m) “GAAP” shall mean accounting principles generally accepted in the United States of America.

(n) “Good Reason” shall mean, unless otherwise defined in the applicable Award certificate or agreement, (i) to the extent that there is an employment, severance or other agreement governing the relationship between the Participant and the Company or an Affiliate, which agreement contains a definition of “Good Reason,” Good Reason shall consist of those acts or omissions that would constitute “Good Reason” under such agreement; and (ii) to the extent that there is no such agreement as provided for in clause (i) above, any one or more of the following: (1) a material diminution of the Participant’s duties and responsibilities; (2) a failure to pay compensation when due; or (3) the relocation of the Participant’s principal work location more than 50 miles from the prior principal work location; provided, however, that a termination by the Participant for Good Reason shall be effective only if, within 30 days following delivery of a written notice by the Participant to the Company or the applicable Affiliate that the Participant is terminating his or her employment for Good Reason and that reasonably identified the reason(s) for such termination, such notice to be given not later than 90 days after the occurrence of the event(s) claimed to constitute Good Reason, the Company or the Affiliate has failed to cure the circumstances giving rise to such Good Reason.

(o) “Long-Term Incentive Award” shall mean a long-term incentive award to be earned over a period extending beyond one Plan Year, granted pursuant to Section 6.

(p) “Participant” shall mean an employee of the Company or an Affiliate who is granted an Award by the Committee under the Plan.

(q) “Performance Criteria” shall mean a goal or goals established by the Committee and measured over a period or periods selected by the Committee, such goal(s) to constitute a requirement that must be met in connection with the vesting and/or settlement of an Award under the Plan as specified by the Committee. To the extent that an Award is intended to satisfy the requirements for deductibility under Code Section 162(m), the Performance Criteria with respect to such Award shall be related to measures of one or more of the following criteria: (i) earnings (either in the aggregate or on a per-share basis, reflecting dilution of shares as the Committee deems appropriate and specifies in the Award and, if the Committee so determines, net of or including dividends, interest, taxes, depreciation and/or amortization); (ii) gross or net sales revenues; (iii) cash flow(s) (including either operating or net cash flows); (iv) financial return and capital ratios; (v) total stockholder return, stockholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price or share price appreciation; (vi) value of assets, level of capital, return or net return on assets, net assets, capital (including invested capital and economic capital), equity or tangible equity; (vii) adjusted pre-tax margin; (viii) margins, profits and expense levels; (ix) dividends; (x) market share, market penetration or other performance measures with respect to specific designated products or product groups and/or specific geographic areas; (xi) reduction of losses, loss ratios or expense ratios; (xii) reduction in fixed costs; (xiv) operating cost management; (xv) cost of capital; (xvi) debt reduction; (xvii) productivity improvements; (xviii) risk adjusted metrics, including return on risk-adjusted assets; or (xix) customer satisfaction based on specified objective goals or a Company-sponsored customer survey. Each of such performance criteria may (1) be expressed with respect to the Company as a whole or with respect to one or more divisions or business units, (2) be expressed on a pre-tax or after-tax basis, (3) be expressed on an absolute, relative and/or incremental basis, (4) be expressed as a percentage of gross or net revenue, pre-tax or post-tax earnings (in each case as adjusted in a manner the Committee deems appropriate), (5) employ comparisons with past performance of the Company (including one or more divisions or business units), (6) employ comparisons with current budget, forecasts or market expectations, and/or (7) employ comparisons with the current or past performance of other companies, and in the case of earnings-based measures, may employ comparisons to capital, stockholders’ equity or shares outstanding. To the extent applicable, the measures used in performance goals set under the Plan shall be determined in accordance with GAAP and in a manner consistent with the methods used in the Company’s regular reports on

Forms 10-K and 10-Q, without regard to any of the following, unless otherwise determined by the Committee consistent with the requirements of Section 162(m)(4)(C) and the regulations thereunder: (A) all items of gain, loss or expense for a fiscal year that are related to special, unusual or non-recurring items, events or circumstances affecting the Company or the financial statements of the Company; (B) all items of gain, loss or expense for a fiscal year that are related to (i) the disposal of a business or discontinued operations or (ii) the operations of any business acquired by Company during the fiscal year; and (C) all items of gain, loss or expense for a fiscal year that are related to changes in accounting principles or to changes in applicable law or regulations. To the extent any objective performance criteria are expressed using any earnings or revenue-based measures that require deviations from GAAP, such deviations shall be at the sole discretion of the Committee and established at the time the applicable performance criteria are established.

(r) “Plan” shall mean the FCB Financial Holdings, Inc. Executive Incentive Plan, as it may be amended from time to time.

(s) “Plan Year” shall mean the Company’s fiscal year.

3 . Administration.

(a) The Plan shall be administered by the Committee, which shall consist of at least the minimum number of members of the Board of Directors required by Code Section 162(m). Such members shall be appointed by, and shall serve at the pleasure of, the Board of Directors. Except as otherwise determined by the Board of Directors, the members of the Committee shall be “outside directors” to the extent required by Code Section 162(m); provided, however, that the failure of the Committee to be so comprised shall not cause any Award to be invalid. The Committee may delegate any of its powers under the Plan to a subcommittee of the Committee (which hereinafter shall also be referred to as the Committee). The Committee may also delegate to any person who is not a member of the Committee or to any administrative group within the Company, any of its powers, responsibilities or duties. In delegating its authority, the Committee shall consider the extent to which any delegation may cause Awards to fail to be deductible under Code Section 162(m).

(b) The Committee, acting in its sole discretion, shall have full authority, subject to the terms of the Plan (including Section 10), to (i) exercise all of the powers granted to it under the Plan, (ii) construe, interpret and implement the Plan, all grant terms and grant notices, and all Awards and Award certificates or agreements, (iii) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) make all determinations necessary or advisable in administering the Plan, (v) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (vi) amend the Plan, (vii) grant Awards and determine who shall receive Awards and the terms and conditions of such Awards, including, but not limited to, conditioning the settlement or other term or condition of an Award on the achievement of Performance Criteria, if so desired, (viii) amend any outstanding Award in any respect including, without limitation, to (1) accelerate the time or times at which an Award is settled or (2) waive or amend any goals, restrictions, conditions or Performance Criteria (subject to the requirements of Code Section 162(m), if applicable to the Award) applicable to such Award, or impose new goals or restrictions, and (ix) determine at any time whether, to what extent and under what circumstances and method or methods (1) Awards may be paid, canceled, forfeited or suspended or (2) amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant or of the Committee. The enumeration of the foregoing powers is not intended and should not be construed to limit in any way the authority of the Committee under the Plan which is intended, to the fullest extent permitted by law, to be plenary. The Plan, and all such rules, regulations, determinations and interpretations, shall be binding and conclusive upon the Company, its stockholders and all Participants, and upon their respective legal representatives, heirs, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

(c) No member of the Board of Directors or the Committee or any employee of the Company or any of its Affiliates (each such person an “Affected Person”) shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made under or with respect to the Plan or any Award. Each Affected Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Affected Person in connection with or resulting from any action, suit or proceeding to which such Affected Person may be a party or in which such Affected Person may be involved by reason of any action taken or omitted to be taken or any determination made under or with respect to the Plan or any Award and against and from any and all amounts paid by such Affected Person, with the Company’s approval, in settlement thereof, or paid by such Affected Person in satisfaction of any judgment in any such action, suit or proceeding against such Affected Person; provided that, the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, confirming that such matter is subject to indemnification hereunder, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Affected Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Affected Person giving rise to the indemnification claim resulted from such Affected Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Affected Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by separate contract, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

4. Participants. All key employees of the Company or an Affiliate shall be eligible to receive Awards under the Plan. Nothing herein contained shall be construed to prevent the making of one or more Awards at the same or different times to the same employee.

5. Annual Incentive Awards.

(a) Terms and Conditions. The amount, form, terms and conditions of each Annual Incentive Award shall be determined by the Committee in its sole discretion and shall be set forth in an Award certificate or agreement. Such terms and conditions may include, without limitation, the date or dates and the conditions upon which such Award shall be settled or forfeited. The Committee may, in its sole discretion, establish one or more conditions to the entitlement to an Annual Incentive Award including, without limitation, conditions the satisfaction of which are measured by the achievement of Performance Criteria. In the case of an Annual Incentive Award intended to satisfy the requirements of Code Section 162(m) with respect to any Covered Employee, the Committee shall set forth the terms and conditions of such Annual Incentive Award not later than 90 days after the commencement of the Plan Year.

(b) Dollar Limitation. In no event shall any Participant be granted, in respect of performance in any one Plan Year, an Annual Incentive Award that provides a maximum settlement exceeding $3,000,000.

(c) Committee Certification. If the Company establishes conditions to the entitlement to an Annual Incentive Award relating to the achievement of Performance Criteria pursuant to Section 5(a), the Committee shall determine and certify (in a writing consistent with the requirements of Code Section 162(m) with respect to any Covered Employee) whether and to what extent the Performance Criteria have been met with respect to any affected Participant and the amount of the applicable Annual Incentive Award, if any. At the time of certification, in determining the amount of an Annual Incentive Award, the Committee may, in its sole discretion, reduce (but not increase) the amount of the Award. No such Annual Incentive Award will be settled until such certification is made by the Committee.

(d) Settlement of Annual Incentive Awards. Except as otherwise provided herein or in the applicable Award certificate or agreement, Annual Incentive Awards shall be settled in cash as soon as practicable following the certification by the Committee described in Section 5(c), but no later than March 15th of the year following the Plan Year to which the Annual Incentive Awards relate.

(e) Termination of Employment.

(i) Except as otherwise provided in an applicable Award certificate or agreement, if prior to the settlement of an Annual Incentive Award, a Participant’s employment is terminated by the Company or an Affiliate without Cause, by the Participant for Good Reason or as a result of the Participant’s death or disability, then the Participant shall be eligible for a prorated payment (based on a fraction, the numerator of which is the number of full months the Participant was employed during the Plan Year of termination and the denominator of which is 12) of the Annual Incentive Award to the extent that the applicable Performance Criteria for the Plan Year have been satisfied. The settlement of such Annual Incentive Award shall be made at the same time the Award would have been settled had the Participant’s employment not been terminated.

(ii) Except as otherwise provided in an applicable Award certificate or agreement, if prior to the settlement of an Annual Incentive Award, a Participant’s employment is terminated by the Company or an Affiliate for Cause or by the Participant other than for Good Reason, then the Participant shall immediately forfeit the Annual Incentive Award.

(iii) Notwithstanding the foregoing, except as otherwise provided in an applicable Award certificate or agreement, if prior to the settlement of an Annual Award and within the 12-month period after a Change in Control, a Participant’s employment is terminated by the Company or an Affiliate without Cause or by the Participant for Good Reason, then the Participant shall be eligible for a non-prorated payment of the full Annual Incentive Award to the extent that the applicable Performance Criteria have been satisfied. The settlement of such Annual Incentive Award shall be made at the same time the Award would have been settled had the Participant’s employment not been terminated.

6. Long-Term Incentive Awards.

(a) Terms and Conditions. The amount, form, terms and conditions of each Long-Term Incentive Award shall be determined by the Committee in its sole discretion and shall be set forth in an Award certificate or agreement. Such terms and conditions may include, without limitation, the date or dates and the conditions or circumstances upon which such Award shall be settled, forfeited or otherwise modified. The Committee may, in its sole discretion, establish one or more conditions to the entitlement to a Long-Term Incentive Award including, without limitation, conditions the satisfaction of which are measured by the achievement of Performance Criteria. In the case of a Long-Term Incentive Award intended to satisfy the requirements of Code Section 162(m) with respect to a Covered Employee, the Committee shall set forth the terms and conditions of such Long-Term Incentive Award not later than 90 days after the commencement of the applicable performance period.

(b) Duration of Awards. The duration of any Long-Term Incentive Award granted under the Plan shall be for a period fixed by the Committee but shall in no event be more than ten years.

(c) Dollar Limitation. In no event shall any Participant be granted, in any one Plan Year, a Long-Term Incentive Award that provides for a maximum settlement exceeding $7,500,000.

(d) Committee Certification. If the Company establishes conditions to the entitlement of a Long-Term Incentive Award relating to the achievement of Performance Criteria pursuant to Section 6(a), the Committee shall determine and certify (in a writing consistent with the requirements of Code Section 162(m) with respect to any Covered Employee) whether and to what extent the Performance Criteria have been met with respect to any affected Participant and the amount of the applicable Long-Term Incentive Award, if any. At the time of certification, in determining the amount of a Long-Term Incentive Award, the Committee may, in its sole discretion, reduce (but not increase) the amount of the Award. No such Long-Term Incentive Award will be settled until such certification is made by the Committee.

(e) Settlement of Long-Term Incentive Awards. Except as otherwise provided herein or in the applicable Award certificate or agreement, Long-Term Incentive Awards shall be settled in cash, or, if shares of the Company’s common stock are available under a stockholder-approved equity plan, in the sole discretions of the Committee, in whole or in part, in shares of such stock having an equivalent fair market value on the date the shares are issued. The settlement shall occur as soon as practicable following the certification by the Committee described in Section 6(d) but no later than March 15th of the year following the Plan Year in which the end of the applicable performance period for the Long-Term Incentive Awards occurs, or if earlier, the year following the year in which all or a portion of the applicable Performance Criteria are met requiring settlement to the extent so required.

(f) Termination of Employment.

(i) Except as otherwise provided in an applicable Award certificate or agreement, if prior to the settlement of a Long-Term Incentive Award, a Participant’s employment is terminated by the Company or an Affiliate without Cause, by the Participant for Good Reason or as a result of the Participant’s death or disability, then the Participant shall be eligible for a prorated payment (based on a fraction, the numerator of which is the number of full months the Participant was employed during the performance period and the denominator of which is the number of months in the performance period) of the Long-Term Incentive Award to the extent that the applicable Performance Criteria for the performance period have been satisfied. The settlement of such Long-Term Incentive Award shall be made at the same time the Award would have been settled had the Participant’s employment not been terminated.

(ii) Except as otherwise provided in an applicable Award certificate or agreement, if prior to the settlement of a Long-Term Incentive Award, a Participant’s employment is terminated by the Company or an Affiliate for Cause or by the Participant other than for Good Reason, then the Participant shall immediately forfeit the Long-Term Incentive Award.

(iii) Notwithstanding the foregoing, except as otherwise provided in an applicable Award certificate or agreement, if prior to the settlement of a Long-Term Award and within the 12-month period after a Change in Control, a Participant’s employment is terminated by the Company or an Affiliate without Cause or by the Participant for Good Reason, then the Participant shall be eligible for a non-prorated payment of the Long-Term Incentive Award to the extent that the applicable Performance Criteria have been satisfied. The settlement of such Long-Term Incentive Award shall be made at the same time the Award would have been settled had the Participant’s employment not been terminated.

7. No Right to Continued Employment. Nothing in the Plan or in any Award certificate or agreement shall confer upon a Participant the right to continued employment by the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate such employment.

8. Withholding. If the Company or an Affiliate shall be required to withhold any amounts by reason of federal, state or local tax laws, rules or regulations in respect of the settlement of an Award to the Participant, the Company or an Affiliate shall be entitled to deduct or withhold such amounts from any settlement made to the Participant. In any event, the Participant shall make available to the Company or Affiliate, promptly when requested by the Company or such Affiliate, sufficient funds to meet the requirements of such withholding and the Company or Affiliate shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Company or Affiliate out of any funds or property due to the Participant.

9. Non-Transferability of Awards. Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participant’s immediate family or to a trust or similar vehicle for the benefit of members of the Participant’s immediate family, no Award shall be assignable or transferable by a Participant except by will or by the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant.

10. Administration and Amendment of the Plan. The Board of Directors or the Committee may discontinue the Plan at any time and from time to time may amend or revise the terms of the Plan, as permitted by applicable law, except that it may not amend or revise, in any manner materially unfavorable to a Participant, any outstanding Award, without the consent of the Participant of that Award.

11. Right of Offset. The Company shall have the right to offset against its obligation to deliver amounts under any Award that do not constitute “non-qualified deferred compensation” pursuant to Code Section 409A any outstanding amounts of whatever nature that the Participant then owes to the Company or any of its Affiliates.

12. Effective Date. The Plan shall become effective as of March 23, 2015, the date on which it was adopted by the Board, provided that the Plan is approved by stockholders of the Company at an annual meeting or any special meeting of stockholders of the Company within 12 months of such adoption, and such approval of stockholders shall be a condition to the right of each Participant to receive any Awards or settlement hereunder. All Awards granted under the Plan prior to such approval of stockholders shall be effective as of the date of grant, but no Award may be settled prior to such stockholder approval, and if shareholders fail to approve the Plan as specified hereunder, all such Awards shall be cancelled.

13. Severability. If any of the provisions of the Plan is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.

14. Plan Headings. The headings in the Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

15. Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award certificates or agreements, as to the persons who receive Awards under the Plan, and the terms and provisions of Awards under the Plan.

16. Code Section 409A. It is the Company’s intent that Awards under the Plan be exempt from, or comply with, the requirements of Code Section 409A, and that the Plan be administered and interpreted accordingly. If and to the extent that any Award made under the Plan is determined by the Committee to constitute “non-qualified deferred compensation” subject to Code Section 409A and is payable to a Participant by reason of the Participant’s termination of employment, then (a) such settlement or benefit shall be made or provided to the Participant only upon a “separation from service” as defined for purposes of Code Section 409A and under applicable regulations and (b) if the Participant is a “specified employee” (within the meaning of Code Section 409A and as determined by the Committee), such settlement or benefit shall not be made or provided before the date that is six months after the date of the Participant’s separation from service (or the Participant’s earlier death).

17. Code Section 162(m). To the extent an Award is intended to satisfy the requirements for deductibility of Code Section 162(m), the provisions of the Plan shall be administered and interpreted in accordance with the applicable requirements of Code Section 162(m). The failure of any aspect of the Plan to satisfy Code Section 162(m) shall not void any action taken by the Committee under the Plan.

18. Unfunded Status of Participant Rights. A Participant’s rights with respect to an Award represent an unfunded deferred compensation obligation of the Company for purposes of the Employee Retirement Income Security Act of 1974, as amended, and federal income tax purposes and, with respect thereto, the Participant shall have no rights greater than those of an unsecured general creditor of the Company.

19. Clawback. Notwithstanding any other provision in the Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement or any clawback policy adopted by the Company, will be subject to deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement or such clawback policy,

20. Governing Law. All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of Florida, without giving effect to principles of conflict of laws.

21. Successors and Assigns. The terms of the Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

22. Final Issuance Date. No Awards shall be made under the Plan after the first meeting of the stockholders of the Company that occurs in 2020.